Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q2 2023 Earnings

Oklahoma City, July 20, 2023 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended June 30, 2023.  “In these uncertain times, it is comforting to report that our long-term and broad based deposit relationships remain as loyal customers while our debt-free and liquid balance sheet continues to be a source of strength and stability.  These strengths and our disciplined approach to risk management and cost control once-again propelled us to both record profits and EPS.  We achieved these milestones in spite of NIM pressure, which was partially due to our decision to carry more liquidity. We continue to benefit from strong asset quality and remain committed to our established fundamentals as we move through the rest of the year,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended June 30, 2023 compared to the three months ended June 30, 2022:

-	Net income of $9.7 million compared to $7.0 million, an increase of 38.75%
-	Earnings per share of $1.05 compared to $0.76, an increase of 38.16%
-	Total assets of $1.7 billion compared to $1.5 billion, an increase of 13.03%
-	Total loans of $1.3 billion compared to $1.2 billion, an increase of 10.37%
-	PPE of $13.9 million compared to $9.5 million, an increase of 46.35%
-	Total interest income of $30.0 million compared to $16.7 million, an increase of 80.19%

Three months ended June 30, 2023 compared to three months ended March 31, 2023

-	Net income of $9.7 million compared to $9.6 million, an increase of 1.45%
-	Earnings per share of $1.05 compared to $1.04, an increase of 0.96%
-	PPE of $13.9 million compared to $13.0 million, an increase of 6.85%
-	Total interest income of $30.0 million compared to $27.4 million, an increase of 9.72%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On June 30, 2023, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.71%, 11.89%, and 13.10%, respectively.  On June 30, 2023, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.71%, 11.88%, and 13.09%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	June 30, 2023 (unaudited)	December 31, 2022

Cash and due from banks	$196,456	$109,115
Interest-bearing time deposits in other banks	10,455	5,474
Available-for-sale debt securities	169,923	173,165
Loans, net of allowance for credit losses of $16,377 and $14,734 at June 30, 2023 and December 31, 2022, respectively	1,259,905	1,255,722
Loans held for sale, at fair value	408	-
Premises and equipment, net	14,833	13,106
Nonmarketable equity securities	1,238	1,209
Core deposit intangibles	1,184	1,336
Goodwill	8,458	8,603
Interest receivable and other assets	18,445	16,439

Total assets	$1,681,305	$1,584,169

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$397,588	$439,409
Interest-bearing	1,110,637	989,891

Total deposits	1,508,225	1,429,300

Income taxes payable	363	1,054
Interest payable and other liabilities	10,937	9,715

Total liabilities	1,519,525	1,440,069

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,154,934 and 9,131,973 at	92	91
June 30, 2023 and December 31, 2022 respectively

Additional paid-in capital	96,498	95,263
Retained earnings	73,901	58,049
Accumulated other comprehensive income (loss)	(8,711)	(9,303)

Total shareholders’ equity	161,780	144,100

Total liabilities and shareholders’ equity	$1,681,305	$1,584,169

	Unaudited as of
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest Income
Loans, including fees	$26,885	$15,754	$52,237	$30,131
Interest-bearing time deposits in other banks	62	13	111	29
Debt securities, taxable	701	571	1,407	935
Debt securities, tax-exempt	85	85	172	183
Other interest and dividend income	2,309	249	3,495	319

Total interest income	30,042	16,672	57,422	31,597

Interest Expense
Deposits	9,544	878	16,918	1,595

Total interest expense	9,544	878	16,918	1,595

Net Interest Income	20,498	15,794	40,504	30,002

Provision for Credit Losses	1,011	219	1,485	495

Net Interest Income After Provision for Credit Losses	19,487	15,575	39,019	29,507

Noninterest Income
Secondary market income	112	95	166	261
Gain (Loss) on sales, prepayments, and calls of available-for-sale debt securities	(7)	10	(8)	(117)
Service charges on deposit accounts	199	219	434	468
Other	490	368	874	755

Total noninterest income	794	692	1,466	1,367

Noninterest Expense
Salaries and employee benefits	4,709	4,126	9,389	8,152
Furniture and equipment	251	386	500	744
Occupancy	599	571	1,318	1,122
Data and item processing	469	559	856	946
Accounting, marketing and legal fees	179	209	478	442
Regulatory assessments	339	226	734	422
Advertsing and public relations	52	121	200	231
Travel, lodging and entertainment	110	74	171	122
Other	669	691	1,381	1,202

Total noninterest expense	7,377	6,963	15,027	13,383

Income Before Taxes	12,904	9,304	25,458	17,491
Income tax expense	3,158	2,280	6,105	4,283
Net Income	$9,746	$7,024	$19,353	$13,208

Earnings per common share - basic	$1.06	$0.77	$2.12	$1.45
Earnings per common share - diluted	1.05	0.76	2.09	1.44
Weighted average common shares outstanding - basic	9,153,077	9,097,280	9,150,022	9,093,150
Weighted average common shares outstanding - diluted	9,247,101	9,194,923	9,256,450	9,187,637

Other Comprehensive Income (Loss)
Unrealized gains(losses) on securities, net of tax benefit of $0 and $1.5 million for the three months ended June 30, 2023 and 2022, respectively; $0 and $0 for the six months ended June 30, 2023 and 2022, respectively	$(1,169)	$(3,778)	$586	$(8,017)
Reclassification adjustment for realized (gain)loss included in net income net of tax of $2 and $0 for the three months ended June 30, 2023 and 2022, respectively; $2 and $17 for the six months ended June 30, 2023 and 2022, respectively	5	(10)	6	90
Other comprehensive income(loss)	$(1,164)	$(3,788)	$592	$(7,927)
Comprehensive Income	$8,582	$3,236	$19,945	$5,281

	Net Interest Margin
	For the Six Months Ended June 30,
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$154,896	$3,606	4.69%	$159,157	$348	0.44%
Investment securities, taxable	153,478	1,407	1.85	132,086	935	1.43
Debt securities, tax exempt	20,030	172	1.73	22,487	183	1.64
Loans held for sale	56	-	-	383	-	-
Total loans(1)	1,277,245	52,237	8.25	1,047,220	30,131	5.80
Total interest-earning assets	1,605,705	57,422	7.21	1,361,333	31,597	4.68
Noninterest-earning assets	24,299			24,506
Total assets	$1,630,004			$1,385,839

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$810,736	12,612	3.14%	$667,159	1,012	0.31%
Time deposits	239,720	4,306	3.62	176,587	583	0.67
Total interest-bearing deposits	1,050,456	16,918	3.25	843,746	1,595	0.38
Total interest-bearing liabilities	1,050,456	16,918	3.25	843,746	1,595	0.38

Noninterest-bearing liabilities:
Noninterest-bearing deposits	414,383			405,674
Other noninterest-bearing liabilities	11,659			6,615
Total noninterest-bearing liabilities	426,042			412,289
Shareholders' equity	153,506			129,804
Total liabilities and shareholders' equity	$1,630,004			$1,385,839

Net interest income		$40,504			$30,002
Net interest spread			3.96%			4.30%
Net interest margin			5.09%			4.44%

(1)	Nonaccrual loans are included in total loans

	For the Three Months Ended June 30,
	2023 (unaudited)			2022
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$174,920	$2,371	5.44%	$130,961	$262	0.81%
Debt securities, taxable-equivalent	153,424	701	1.83	174,583	571	1.31
Debt securities, tax exempt	19,744	85	1.73	22,244	85	1.53
Loans held for sale	68	-	-	279	-	-
Total loans(1)	1,283,341	26,885	8.40	1,090,053	15,754	5.80
Total interest-earning assets	1,631,497	30,042	7.39	1,418,120	16,672	4.72
Noninterest-earning assets	25,050			25,341
Total assets	$1,656,547			$1,443,461

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$817,819	6,860	3.36%	$693,619	555	0.32%
Time deposits	265,396	2,684	4.06	183,494	323	0.71
Total interest-bearing deposits	1,083,215	9,544	3.53	877,113	878	0.40
Total interest-bearing liabilities	$1,083,215	9,544	3.53	$877,113	878	0.40

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$403,207			$429,388
Other noninterest-bearing liabilities	12,180			6,925
Total noninterest-bearing liabilities	415,387			436,313
Shareholders' equity	157,945			130,035
Total liabilities and shareholders' equity	$1,656,547			$1,443,461

Net interest income		$20,498			$15,794
Net interest spread			3.85%			4.32%
Net interest margin			5.04%			4.47%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its second quarter results, which will be broadcast live over the Internet, on Thursday, July 20, 2023 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/pODMrqAr9XJ. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/pODMrqAr9XJ shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600